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                                                                      EXHIBIT 10

                            PARK NATIONAL CORPORATION
                    STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
                   PARK NATIONAL CORPORATION AND SUBSIDIARIES

1. PURPOSE

The purpose of the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the "Plan") is to promote the interests of Park National Corporation (the "Company") and its shareholders by allowing the Company and its subsidiaries to attract and retain the services of outstanding non-employee directors and non-employee advisory board members upon whose judgment, interest and special efforts the successful conduct of the business of the Company and the subsidiaries of the Company (each, a "Subsidiary") is largely dependent and to encourage the highest level of participation by such directors and advisory board members. The Plan is expected to contribute to the attainment of these objectives by increasing the proprietary interest of the non-employee directors of the Company and the Subsidiaries, and of the non-employee members of the advisory boards of divisions of those Subsidiaries which have more than one division, in the growth and performance of the Company by awarding to such directors and advisory board members common shares, without par value (the "Shares"), of the Company representing the annual retainer payable to such directors and advisory board members for service on the appropriate boards of directors and advisory boards for each fiscal year of the Company (the "Annual Retainer").

2. ADMINISTRATION

The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. Each of the President and Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio.

3. ELIGIBILITY

The class of individuals eligible to receive awards of Shares representing their Annual Retainer under the Plan, shall be (a) the directors of the Company who are not employees of the Company or any Subsidiary ("Eligible Company Directors"); (b) the directors of any one or more of the Subsidiaries who are not employees of the Company or any Subsidiary (the "Eligible Subsidiary Directors"); and (c) the members of any one or more of the advisory boards for divisions of those Subsidiaries which have more than one division, who are not employees of the Company or any Subsidiary (the "Eligible Advisory Board Members").

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                                                                      EXHIBIT 10

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 6 below, the maximum number of Shares that may be awarded to Eligible Company Directors, Eligible Subsidiary Directors and Eligible Advisory Board Members under the Plan shall be 100,000 Shares. The Shares to be delivered under the Plan may consist of either Shares currently held or Shares subsequently acquired by the Company and held in treasury, including Shares purchased in the open market or in private transactions.

5. AWARD OF SHARES REPRESENTING ANNUAL RETAINER

(a) On the date of the regular meeting of the Company's Board held during the fourth fiscal quarter of each fiscal year of the Company, beginning after the Effective Date, each individual then serving as an Eligible Company Director shall be awarded 120 Shares of the Company, representing the Annual Retainer payable to such Eligible Company Director for service as a director of the Company for such fiscal year. In the event a stock split or a stock dividend of 10% or more affecting the Shares is declared in any fiscal year of the Company, the number of Shares to be awarded to the Eligible Company Directors representing the Annual Retainer for service as a director of the Company for such fiscal year shall be increased proportionately.

(b) On the date of the regular meeting of the Company's Board held during the fourth fiscal quarter of each fiscal year of the Company, beginning after the Effective Date, each individual then serving as an Eligible Subsidiary Director shall be awarded 60 Shares of the Company in respect of each board of directors of a Subsidiary on which the Eligible Subsidiary Director is then serving, representing the Annual Retainer payable to such Eligible Subsidiary Director for service as a director of each such Subsidiary for such fiscal year. In the event a stock split or a stock dividend of 10% or more affecting the Shares is declared in any fiscal year of the Company, the number of Shares to be awarded to the Eligible Subsidiary Directors representing the Annual Retainer for service as a director of a Subsidiary for such fiscal year shall be increased proportionately.

6.    ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date, there is a stock dividend or a stock split of 10% or more, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares available for award under the Plan and any other factors or terms affecting the number of Shares to be awarded under the Plan pursuant to Section 5 above.

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                                                                      EXHIBIT 10

7. PLAN AMENDMENT AND TERMINATION

The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation; (b) the rules of any securities exchange, market or other quotation system on or through which the Shares are then listed or traded; or (c) any other applicable laws, rules or regulations.

8. APPLICABLE LAW AND REGISTRATION

The award of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no Shares shall be issued under the Plan unless the Company is satisfied that such issuance will comply with applicable federal and state securities laws, rules and regulations. Certificates for Shares awarded under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or other recognized market or quotation system on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates for Shares awarded under the Plan to make appropriate reference to restrictions within the scope of this
Section 8.

9. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date of the approval of the Plan by the Company's shareholders ("Effective Date"). Subject to the provisions of Section 7 above, the Plan shall terminate on the day preceding the tenth anniversary of the Effective Date unless the Plan is extended or terminated at an earlier date by the shareholders of the Company or is terminated by exhaustion of the Shares available for issuance under the Plan.